As filed with the Securities and Exchange Commission on July 7, 2014.

Registration No. 333-187794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Macquarie Infrastructure Company LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-2052503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

125 West 55th Street
New York, NY 10019
(212) 231-1000

(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Michael Kernan, Esq.
General Counsel and Secretary
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:

Michelle B. Rutta, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Macquarie Infrastructure Company LLC’s Registration Statement on Form S-3 (File No. 333-187794) is being filed to file certain exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (other than underwriting discounts and commissions) are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
Printing and Engraving Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees		**
Miscellaneous		**
Total	$	**

*            Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r) of the Securities Act.

**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Certain provisions of the LLC agreement are intended to be consistent with Section 145 of the Delaware General Corporation Law, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The LLC agreement includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its members;
•	for acts or omissions not in good faith or a knowing violation of law;
•	regarding unlawful dividends and stock purchases analogous to Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derived an improper benefit.

The LLC agreement provides that:

•	we must indemnify our directors or officers to the equivalent extent permitted by the Delaware General Corporation Law;

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•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by the company’s board of directors; and
•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.

The indemnification provisions contained in the LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. List of Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit	Description
1.1	Form of Underwriting Agreement.*
4.1	Third Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 22, 2007).
4.2	Registration Rights Agreement among Macquarie Infrastructure Company Trust, Macquarie Infrastructure Company LLC and Macquarie Infrastructure Management (USA) Inc., dated as of December 21, 2004 (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 27, 2004).
4.3	Specimen certificate evidencing LLC interests of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).
4.4	Form of senior indenture, between Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as trustee.
4.5	Form of subordinated indenture, between Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as trustee.
4.6	Form of senior note (included in Exhibit 4.4).
4.7	Form of subordinated note (included in Exhibit 4.5).
5.1	Opinion of White & Case LLP. **
5.2	Opinion of White & Case LLP with respect to the Macquarie Infrastructure Company LLC direct stock purchase and dividend reinvestment program.**
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of KPMG LLP.
23.2	Consent of KPMG LLP (IMTT).

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Exhibit	Description
23.3	Consent of White & Case LLP (Included in Exhibit 5.1).
23.4	Consent of White & Case LLP (Included in Exhibit 5.2).
24.1	Powers of Attorney with respect to Messrs. Hooke, Weintraub, Brown, Carmany, Lentz and Webb (Included on signature page of this Registration Statement).**
24.2	Powers of Attorney with respect to Mr. Stanley and Ms. Sananikone (Included on the signature page of this Amendment No. 1 to the Registration Statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the senior indenture.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the subordinated indenture.

*	To be filed by amendment or incorporated by reference from a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.
**	Previously filed.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post−effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Qualification of Trust Indenture under the Trust Indenture Act of 1939

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2014.

Macquarie Infrastructure Company LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Martin Stanley and Ouma Sananikone hereby constitutes and appoints James Hooke and Michael Kernan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hooke	Chief Executive Officer
James Hooke	(Principal Executive Officer)	July 7, 2014

*	Chief Financial Officer
Todd Weintraub	(Principal Financial and Accounting Officer)	July 7, 2014

/s/ Martin Stanley
Martin Stanley	Director and Chairman of the Board	July 7, 2014

*
Norman H. Brown, Jr.	Director	July 7, 2014

*
George W. Carmany III	Director	July 7, 2014

*
Henry E. Lentz	Director	July 7, 2014

Signature	Title	Date

*
William H. Webb	Director	July 7, 2014

/s/ Ouma Sananikone
Ouma Sananikone	Director	July 7, 2014

*By:	/s/ James Hooke
Attorney-in fact

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement.*
4.1	Third Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 22, 2007).
4.2	Registration Rights Agreement among Macquarie Infrastructure Company Trust, Macquarie Infrastructure Company LLC and Macquarie Infrastructure Management (USA) Inc., dated as of December 21, 2004 (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 27, 2004).
4.3	Specimen certificate evidencing LLC interests of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).
4.4	Form of senior indenture, between Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as trustee.
4.5	Form of subordinated indenture, between Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as trustee.
4.6	Form of senior note (included in Exhibit 4.4).
4.7	Form of subordinated note (included in Exhibit 4.5).
5.1	Opinion of White & Case LLP. **
5.2	Opinion of White & Case LLP with respect to the Macquarie Infrastructure Company LLC direct stock purchase and dividend reinvestment program.**
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of KPMG LLP.
23.2	Consent of KPMG LLP (IMTT).
23.3	Consent of White & Case LLP (Included in Exhibit 5.1).
23.4	Consent of White & Case LLP (Included in Exhibit 5.2).
24.1	Powers of Attorney with respect to Messrs. Hooke, Weintraub, Brown, Carmany, Lentz and Webb (Included on signature page of this Registration Statement).**
24.2	Powers of Attorney with respect to Mr. Stanley and Ms. Sananikone (Included on the signature page of this Amendment No. 1 to the Registration Statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the senior indenture.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the subordinated indenture.

*	To be filed by amendment or incorporated by reference from a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.
**	Previously filed.